EXHIBIT 3.2

                             ARTICLES OF ASSOCIATION

                                       OF

                                   TEFRON LTD.

                           A COMPANY LIMITED BY SHARES

                                   PRELIMINARY

1.   CANCELLED

2.   INTERPRETATION

     In these Articles, the following words shall have the meanings, if not inconsistent with the subject or context;

     "The Company" - TEFRON LTD.

     "The Companies Law" or "The Statutes" - The Companies Law, and every other Israeli Law or statute in force concerning companies limited by shares and affecting the Company.

     "These Articles" - These Articles of Association as originally adopted or as amended from time to time by Special Resolution.

     "The Office" - The current registered office from time to time of the Company.

     "Year" and "Month" - a Gregorian month or year.

     "Office Holder" - a director, general manager, chief business manager, president, executive vice president, vice president, other manager directly subordinate to the general manager or any other person assuming the responsibilities of any of the foregoing positions without regard to such person's title.

     "The Companies Law" - The Companies Law, 5759 - 1999, as will be in force from time to time, and any regulations enacted thereof.

     "In Writing" - in hand writing, print, typewriter, photocopy, telex, facsimile or any other readable form.

     "Person", "Man" or `Human Being" - including corporation.

     "Corporation" - company, partnership, cooperative, ottoman association amuta, and any body of persons, whether incorporated or not.

     "Ordinary Majority' - a majority of the total voting power represented at the meeting in person or by proxy or by voting instrument, entitled to vote thereon and that voted thereon, without taking into account the votes that abstained.

     "Special Majority" - a majority of 75% (seventy five percent) of the total voting power represented at the meeting in person or by proxy or by voting instrument, entitled to vote thereon and that voted thereon, without taking into account the votes that abstained.

     "Special Resolution" - a resolution adopted by a Special Majority.

     "Shareholder" or "Member" - the holder of shares on the record date determined according to section 182 of the Companies Law, if a record date exists for that matter.

     "Registered Shareholder" - a Shareholder registered in the Company's register of shareholders.

     "Unregistered Shareholder" - a Shareholder according to section 177(1) of the Companies Law.

     "Register" or "Register of Members" or "Shareholder's Register" - the register of Shareholders that must be kept by the Company according to the Companies Law.

     Any term in these Articles of Association that was not defined in this article 2, shall have the meaning known to that term according to the Companies Law, unless inconsistent with the subject or context. The name of the Company, its goals and objects and the liability if its shareholders are as determined in the Company's Memorandum of Association.

2A.  BUSINESS

     The Company may, at any time, carry on business in any field or type of business permitted to the Company, whether explicit or implied, according to its Memorandum of Association. The Company may cease to be engaged in any such business, whether it began to be engaged in that business field or type of business, and whether not.

2B.  CONTRIBUTIONS

     The Company may contribute reasonable sums for worthy causes, even if the contribution is not in the frame of the Company's business considerations. The Board of Directors or whoever the Board of Directors delegated its powers to for this purpose, will be authorized to determine, according to its discretion, the amounts of the contributions, their purposes, the entity receiving the contribution and any other condition connected thereof.

3.   PUBLIC COMPANY

     This Company is a Public Company, as such a term is defined in the Companies Law, and accordingly:

     a) fully paid-up shares may be transferred freely and such transfers do not require the approval of the board of directors, however the board of directors may refuse, without giving any reasons therefor, to register any transfer of shares which have not been fully paid-up or where the Company has a lien on the share, constituting the subject matter of the transfer;

     b) the number of members of the Company for the time being shall not be limited.

     c) the Company may issue shares, debentures or any other security to the public;

                                  SHARE CAPITAL

4.   SHARE CAPITAL

     a) The authorized share capital of the Company is NIS 50,000,000 (fifty million) divided into 49,995,500 (forty nine million nine hundred ninety five thousand five hundred) Ordinary Shares, NIS 1.00 (one) par value per share, and 4,500 (four thousand five hundred) Ordinary B Shares, which are described in subparagraph 4(d) below.

     b)   The Ordinary Shares all rank pari passu in all respects.

     c) The Deferred Shares entitle their holders, upon the liquidation of the Company, the par value of these shares but no other rights. The Deferred Shares are non-transferable.

     d)   Ordinary B Shares

          (1) The holders of each Ordinary B Share shall only have the right to dividends calculated on the basis of one one-thousandth (1/1000%) percent of the Company's Annual "B" Shares Profit, as defined below. For purpose of this section and the Ordinary B Shares, the Company's Annual "B" Shares Profit shall be the profits from the Company's ordinary business operations, thus excluding capital gains and profits from nonrecurring activities in accordance with the Company's consolidated Statement of Income, which ordinary business profits shall be net of financing and taxes, but prior to setoffs for prior year loss carry forwards commencing in 1995.

          (2) Calculation of the Company's Annual "B" Shares Profit shall be based on the Company's annual audited statements, approved by the Company's Board of Directors, for the relevant year, which shall be presented in US Dollars.

          (3) The Company's Ordinary B Shares may not be transferred, including either by operation of law or by testamtary or intestated descent, assigned, hypothecated, pledged, mortgaged, or otherwise encumbered, and shall not be subject to a power of attorney or a deed of transfer, whether immediate or in future, except that the Ordinary B Shares may be transferred pursuant to an agreement between the Company, the Trustee, and the holder of the Ordinary B Shares seeking to make the transfer, which agreement was entered into in connection with the issuance of the Ordinary B Shares (the "Ordinary "B" Shares Agreement").

          (4) In the event that a holder, or a person entitled to be a holder, of Ordinary B Shares (hereafter the "Holder") is an employee of the Company or is part of the Company's management, and such employee's employment or management position with the Company ceases, for any reason, including termination, the Holder's Ordinary B Shares, whether held or to which the Holder is entitled, shall be converted to Deferred Shares.

          (5) Upon the consummation of the initial public offering of the Company's Shares or in the event that the Company sells, transfers, or issues its Ordinary Shares to anyone that is not a holder of the Ordinary Shares of the Company as of November 24, 1996, the Ordinary B Shares shall automatically convert to Deferred Shares.

          (6) Notwithstanding the foregoing, the Ordinary B Shares shall bear the right to their relative share of the profits of the Company that are reflected in the Company's Statement of Income immediately prior to the occurrence of either of the events described in sub-paragraphs (4) and (5) above.

          (7) Payment of dividends under this section shall only be made upon the resolution of the Company's Board of Directors.

5.   INCREASE OF AUTHORIZED SHARE CAPITAL

     a) The Company may, from time to time, by Special Resolution (as defined in Article 28(a) below), whether or not all the shares then authorized have been issued and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the Special Resolution shall provide.

     b) Except to the extent otherwise provided in the Special Resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares of the same class included in the existing share capital (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

6.   SPECIAL RIGHTS; MODIFICATION OF RIGHTS

     a) Subject to the provisions of the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

     b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Special Resolution, subject to the consent in writing of the holders of seventy-five percent (75%) of the issued shares of such class or the adoption of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class.

     c) (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided however, that the requisite quorum at any such separate General Meeting shall be two or more members present in person or by proxy or by voting instrument and holding not less than twenty five (25%) percent of the issued shares of such class.

     d) (iii) Unless otherwise provided by these Articles, the enlargement of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 6(b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

7.   CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL

     a) The Company may, from time to time, by Special Resolution (subject, however, to the provisions of Article 6(b) hereof and to applicable law):

          (i) consolidate and divide all or part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of it existing shares;

          (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of Section 144(4) of the Companies Law);

          (iii) cancel any shares which, at the date of the adoption of such Special Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; or

          (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law;

     b) With respect to any consolidation of issued shares into shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

          (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share.

          (ii) allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 7(b)(iv).

8.   ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

     a) Share Certificates shall be issued under the corporate seal of the Company and shall bear the signature of one Director, or of any other person or persons authorized therefor by the Board of Directors.

     b) Each member shall be entitled to one or several numbered certificate(s) for all the shares of any class registered in his name, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

     c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Members in respect of such co-ownership.

     d) A share certificate which has been defaced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.

9.   REGISTERED HOLDER

     9.1 Except as otherwise provided in these Articles, a Shareholder is the registered holder of each share in the Company's Register, and whoever is registered with a Stock Exchange member as entitled to shares of the Company, and such shares are included amongst the shares registered in the Company's Register in the name of a registration company.

     9.2 A Shareholder who is a trustee will be registered in the Register, together with a reference to his trust, and will be deemed for any matter connected with the Companies Law, as a shareholder. Without derogating from the above, the Company will recognize the trustee, as above, as a Shareholder, for all intents and purposes, and shall not recognize any other person, including the beneficiary, as the owner of any right in the share.

     9.3 Without derogating from the above, and subject to these Articles of Association, except for Shareholders according to articles 9.1 and 9.2 above, the Company shall not, except as ordered by a court of competent jurisdiction, or as required by statute, recognize any other Person as the owner of any right in a share or any part of a share and the Company shall not be bound by and shall not recognize any equitable or other claim to, or interest in, future or partial, in any such share or any part thereof, on the part of any other person.

10.  ALLOTMENT OF SHARES

     10.1 The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of shares to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 12(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.

     10.2 The Board of Directors may issue shares and other securities, convertible or exercisable to shares, in an amount up to the Company's registered share capital. For this matter, convertible securities that could be converted or exercised into shares will be deemed converted or exercised at the time of their issuance. Without derogating from the above, the Board of Directors is entitled to issue the shares and the other securities, as above, to grant alternative rights for their purchase, including options or the purchase thereof in other ways, all to whoever will be determined by the Board of Directors and at times, prices and terms as determined by the Board of Directors, and to determine any other instruction connected thereto, including instructions concerning the ways to distribute the shares and the securities issued by the Company between their purchasers, including, in the event of excess subscription, and all, according to the discretion of the Board of Directors.

     10.3 Without derogating from the above, and subject to the Companies Law and to these Articles of Association, the Board of Directors is entitled to determine that the consideration for the shares shall be paid in cash or in assets, including securities or any other way, according to it's consideration, or that the shares shall be issued as bonus shares or that the shares shall be issued in consideration equal to or higher than their nominal value, whether in units or as stock, all according to the terms and the time as determined by the Board of Directors, according to it's consideration.

     10.4 In the resolution to increase the registered share capital of the Company, the general meeting may determine that, the new shares included in the amount which increase the registered share capital (the "New Shares") or any part thereof, shall be offered first, in their nominal value or at a premium, to all the shareholders holding shares at that time, at a rate proportional to the nominal value of their shares in the Company or to determine other instructions concerning the issuance and the allotment of the New Shares. But, if the General Meeting has not so determined in its resolution to increase the registered share capital of the Company, the Board of Directors may offer the shares according to Article 10.2 above.

     10.5 The Board of Directors is entitles to decide to pay underwriting commissions or broker fees to any person, at the time of underwriting or agreement to underwrite or achievement of underwriting or ensurence of underwriting on shares, or debentures or other securities of the Company. In any event of issuance of securities of the Company, the Board of Directors is also entitled to determine the payment of commissions, by means of cash, or shares of the Company, or other securities issued by the Company, or any other way, or part of the payment in one way and part in another, and all subject to any applicable law.

11.  PAYMENT IN INSTALLMENTS

     If, pursuant to the terms of allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.

12.  CALLS ON SHARES

     a) The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon members in respect of any sum which has not been paid up in respect of shares held by such members and which is not pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time. Each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the Company at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended or place(s) changed. Unless otherwise stipulated in a resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

     b) Notice of any call for payment by a member shall be given in writing to such member not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment. Prior to the time for any such payment fixed in a notice of a call given to a member, the Board of Directors may in its absolute discretion, by notice in writing to such member, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment. In the event of a call payable in installments, only one notice thereof need be given.

     c) If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 12, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

     d) Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

     e) Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing interest rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.

     f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls in respect of such shares.

13.  PREPAYMENT

     With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this
     Article 13 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

14.  FORFEITURE AND SURRENDER

     a) If any member fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, resolve to forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorney's fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

     b) Upon the adoption of a resolution as to the forfeiture of a member's share, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but such nullification shall not stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

     c) Without derogating from Articles 54 and 59 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

     d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share not fully paid for.

     e) Any share forfeited or surrendered as provided herein, shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

     f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 12(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another.

     g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but such nullification shall not stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 14.

15.  LIEN

     a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such member in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

     b) The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

     c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member in respect of such share (whether or not the same have matured), and the remaining balance (if any) shall be paid to the member, his executors, administrators or assigns.

16.  SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

     Upon any sale of a share after forfeiture or surrender of for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Members in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Members in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.  REDEEMABLE SHARES

     The Company may, subject to applicable law, issue redeemable shares and redeem the same, according to the terms and the fashion determined by the Board of Directors, at it's discretion.

18.  CONVERSION OF SHARES INTO STOCK

     a) The Board of Directors may, with the approval of the members previously given by Special Resolution, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

     b) The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose might have been transferred prior to conversion, or as near thereto as circumstances admit, provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

     c) The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

     d) Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "member") therein shall include "stock" and "stockholder".

                               TRANSFER OF SHARES

19.  REGISTRATION OF TRANSFER

     a) No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

     b) The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Members for registrations of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Members is so closed.

20.  RECORD DATE FOR NOTICES OF GENERAL MEETINGS AND OTHER ACTION

     Subject to the Companies Law and any other applicable law, and notwithstanding any provision of these Articles to the contrary, and to allow the Company to determine the members entitled to notice of, or to vote at, any Annual or Extraordinary General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of, or to take or be subject to, any other action, the Board of Directors may fix in advance, a record date (the "Record Date"). A determination of members of record entitled to notice of or to vote at a meeting shall apply to any adjournment or the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

21.  DECEDENTS' SHARES

     a) In case of the death of a registered holder of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

     b) Any person becoming entitled to a share in consequence of the death of any shareholder, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.  RECEIVERS AND LIQUIDATORS

     a) The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a member or its properties, as being entitled to the shares registered in the name of such member.

     b) Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member and such trustee, manager, receiver, liquidator, or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a member or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

23.  GENERAL MEETING

     Resolutions of the Company in the following matters shall be adopted by the General Meeting:

     23.1 Changes in the Company's Articles of Association or Memorandum of Association.

     23.2 Execution of the authorities of the Board of Directors by the General Meeting. if the Board of Directors is incapable of executing it's authorities and the execution of such authority is essential for the proper administration of the Company, according to section 52(a) of the Companies Law.

     23.3 Appointment of the Company's auditors and their dismissal.

     23.4 Election of the directors of the Company and their dismissal.

     23.5 Confirmation of actions and transactions that require the approval of the General Meeting according to sections 255 and 268 up to 275 of the Companies Law.

     23.6 The increase of the registered share capital and its decrease according to sections 286 and 297 of the Companies Law and, changes in the share capital according to article 7 hereof.

     23.7 Merger according to section 320(a) of the Companies Law.

     23.8 Any resolution that according to these Articles of Association, is required to be adopted by the General Meeting

                                GENERAL MEETINGS

23A. ANNUAL GENERAL MEETING

     a) An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or outside the State of Israel, as may be determined by the Board of Directors.

     b) Subject to the provisions of these Articles, the function of the Annual General Meeting shall be to elect the members of the Board of Directors; to receive the Financial Statements, the ordinary reports and accounts of the Company's directors and auditors; to approve final annual (pursuant and subject to Articles 52, 53, 54 and 57) dividends; to appoint the Company's auditors and to fix their remuneration; and to transact any other business which under these Articles or the Statutes are to be transacted at a General Meeting.

     c) Subject to any applicable law, all resolutions concerning all the business that may come before the Annual General Meetings, Extraordinary Meetings or any adjournments thereof, shall be adopted by Members who either chose to attend and vote their shares in person at such meetings or to vote thereon by means of a proxy.

24.  EXTRAORDINARY GENERAL MEETINGS

     All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meeting". The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting, at such time and place, within or out-side the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a request in writing in accordance with Section 63(b) of the Companies Law.

25.  NOTICE OF GENERAL MEETINGS; OMISSION TO GIVE NOTICE

     a) Not less than seven (7) days' prior notice shall be given of every General Meeting, provided, however, that a Special Resolution shall not be passed unless at least twenty one (21) days' prior notice shall have been given of the meeting at which it is proposed to pass the same unless all shareholders entitled to vote agree on a shorter period. Each such notice shall specify the place and the day and hour of the meeting, and the general nature of each item to be acted upon thereat, said notice to be given to all members who would be entitled to attend and vote at such meeting. No separate notice shall be given to Registered Shareholders. Anything therein to the contrary notwithstanding, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

     b) The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings at such meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

26.  QUORUM

     a) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

     b) In the absence of contrary provisions in these Articles, two or more members (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy or by voting instrument and holding shares conferring in the aggregate not less than twenty five (25%) percent of the voting power of the Company, shall constitute a quorum of General Meeting.

     c) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under
          Section 63(b)(2) of the Companies Law, shall be dissolved, but in any other case it shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power present at the meeting in person or by proxy or by voting instrument and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 6 of these Articles), any two (2) members (not in default as aforesaid) present in person or by proxy or by voting instrument, and holding shares conferring in the aggregate not less than twenty five (25%) percent of the voting power of the Company, shall constitute a quorum.

27. CHAIRMAN

     The Chairman, if any, of the Board of Directors, shall preside as Chairman at every General Meeting of the Company. If, at any meeting, the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Co-Chairman shall preside at the meeting. If at any such meeting both the Chairman and the Co-Chairman are not present or are unwilling to act as Chairman, the members present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

28.  ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

     a) (i) An Ordinary Resolution shall be deemed adopted if approved by an Ordinary Majority.

          (ii) A Special or Extraordinary Resolution shall be deemed adopted if approved by a Special Majority.

     b) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy or by voting instrument and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

     c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.  RESOLUTIONS IN WRITING

     A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.  POWER TO ADJOURN

     The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy or by voting instrument and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

31.  VOTING POWER

     Subject to provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

32.  VOTING RIGHTS

     a) No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him in respect of his shares in the Company have been paid, but this Article 32(a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

     b) A company or other corporate body being a member of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

     c) Any member entitled to vote may vote either in person or by proxy (who need not be a member of the Company) or by voting instrument, or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 32(b) or by voting instrument. Votes may be given by a voting instrument on any issue for which voting by voting instrument is required to be offered under the Companies Law and on any other issue for which the Board of Directors has approved voting by voting instrument, either generally or specifically. The form of the voting instrument shall be set by the corporate secretary or anyone so authorized by the Board of Directors.

     d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy or by voting instrument, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 32(d), seniority shall be determined by the order of registration of the joint holders in the Register of Members.

                                     PROXIES

33.  INSTRUMENT OF APPOINTMENTS

     a) An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

          "I _____________________ of ________________________
             (Name of Shareholder)    (Address of Shareholder)

          being a member of TEFRON LTD. hereby appoint
          _____________________ of ______________________
             (Name of Proxy)         (Address of Proxy)
     as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ____ day of _______, 199_ and at any adjournment(s) thereof.

     Signed this ____ day of ______, 199_.

     or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointor or such person's duly authorized attorney or, if such appointor is a company or other corporate body, under its corporate seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

     b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be presented to the Chairman at the meeting at which the person named in the instrument proposes to vote or be delivered to the Company (at its Registered Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than two (2) hours before the time fixed for such meeting, except that the instrument shall be delivered forty-eight (48) hours before the time fixed for the meeting where the meeting is to be held outside of Israel and the instrument is delivered to the Company's registrar or transfer agent. Notwithstanding the above, the Chairman shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept any and all instruments of proxy until the beginning of a General Meeting.

34.  EFFECT OF DEATH OF APPOINTOR OR TRANSFER OF SHARE OR REVOCATION OF
     APPOINTMENT

     a) A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

     b) An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the member appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 33(b) for such new appointment), PROVIDED such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 33(b) hereof, or
          (ii) if the appointing member is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such member of the revocation of such appointment, or if and when such member votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing member at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 34(b) at or prior to the time such vote was cast.

                               BOARD OF DIRECTORS

35.  POWERS OF BOARD OF DIRECTORS

     (a)  GENERAL

     The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company by action of its members at a General Meeting. The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Law, these Articles, and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its members at a General Meeting, PROVIDED, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

     (b)  BORROWING POWER

     The Board of Directors may from time to time, at its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

     (c)  RESERVES

     The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, including without limitation, capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

36.  EXERCISE OF POWERS OF BOARD OF DIRECTORS

     a) A meeting of the Board of Directors duly convened and at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

     b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

     c) The board of directors may adopt resolutions without actually convening, provided that all the directors then in office entitled to participate in a discussion and vote on a matter brought for resolution have agreed to a resolution in writing (by letter, facsimile, electronic mail or otherwise). A resolution adopted by the board of directors without actually convening shall require the approval of at least 75% of the members of the board of directors entitled to vote thereon and thus approved, shall be deemed to have been adopted by a meeting of the Board of Directors duly convened and held.

37.  DELEGATION OF POWERS

     a) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of one or more persons, and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

     b) Without derogating from the provisions of Article 50, the Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

     c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.  ELECTION OF DIRECTORS

     a) The Board of Directors of the Company shall consist of such number of Directors (not less than two (2) nor more than fifteen (15) as may be fixed, from time to time, by ordinary Resolution of the Company.

     b) The Board of Directors may, from time to time, elect an additional director or directors to the Company, whether to fill a vacancy, however created, or as an additional director or directors, only that the total number of directors may not be higher than the maximum number determined in Article 38(a) hereof. A director thus elected, would terminate his service at the first Annual General Meeting that shall be held after his appointment, and could be re-elected as a director.

     c) The General Meeting or the Board of Directors may determine that the service term of a director elected by them, accordingly, may begin at a date later than the date of such director's election as a director.

     d) The Company shall appoint at least two External Directors, and the provisions of the Companies Law in this matter shall apply.

39.  ELECTION AND REMOVAL OF DIRECTORS

     Directors shall be elected at the Annual General Meeting, Extraordinary Meeting or General Meeting of the Company by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy or by voting instrument and voting on the election of directors, and each Director shall serve, subject to Article 42 hereof, and, with respect to a Director appointed pursuant to Article 41 hereof, subject to such Article, until the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected pursuant to this Article or Article 41 hereof, or his earlier removal pursuant to this
     Article 39. The holders of a majority of the voting power represented at a General Meeting in person or by proxy or by voting instrument and voting thereon at such Meeting shall be entitled to remove any Director(s) from office, to elect Directors instead of Directors so removed, or to fill any vacancy, however created, in the Board of Directors.

40.  QUALIFICATION OF DIRECTORS

     No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

41.  CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

     In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and, pending the filling of any vacancy pursuant to the provisions of Article 39, may appoint Directors to temporarily fill any such vacancy, provided, however, that if they number less than a majority of the number provided for pursuant to Article 38 hereof, they may only act in an emergency or to fill the office of director which has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 38 hereof are in office as a result of said meeting.

42.  VACATION OF OFFICE

     a) The office of a Director shall be vacated, ipso facto, upon his or her death, or if he or she be found lunatic or become of unsound mind, or if he or she becomes bankrupt, or if the Director is a company, upon its winding-up.

     b) The office of a Director shall be vacated by his, her or its written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

43.  REMUNERATION OF DIRECTORS

     A Director shall be paid remuneration by the Company for his services as Director to the extent such remuneration shall have been approved by a General Meeting of the Company.

44.  CONFLICT OF INTEREST

     a) Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest as well as any material fact of document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board of Directors after the acquisition of his interest.

     b) Subject to the Companies law, all actions executed by the Board of Directors or by a committee of the Board of Directors or by any person acting as a director or a member of a Committee of the Board or by the General Manager, accordingly - shall be valid even if after their execution it will be discovered that there was a certain flaw in the appointment of the Board of Directors, the Committee, the Director, the Committee's member or the General Manager, accordingly, or that any one of the above officers was disqualified from serving at his office.

     c) Subject to the Companies law, an officer holding shares of the Company and having an interest or holding another office in any other corporation, including a corporation in which the Company has an interest or that holds shares of the Company, shall not disqualify the officer from being an officer in the Company. Nor shall an officer of the Company be disqualified from being an officer of the Company as a result of the execution of an agreement between such an officer or any such corporation and the Company in any matter and in any fashion.

     d) Subject to the Companies law, an officer shall be entitled to participate and to vote in meetings concerning the approval of actions or transactions in which he has personal interest.

     e) Subject to the Companies law, a transaction between the Company and an officer of the Company or an entity controlling the Company or a transaction between the Company and another person that an officer of the Company or that an entity controlling the Company have personal interest thereof, and which are not irregular transactions, shall be approved in the following manner:

          (i) Such a transaction, which is not irregular, shall be approved by the Board of Directors or by the Audit Committee or by any other entity authorized by the Board of Directors, whether according to a specific resolution or to a general authorization, an authorization to a certain category of transactions or an authorization to a certain transaction.

          (ii) The approval of transactions which are not irregular, as aforesaid, may be made by granting a general approval to a certain category of transactions or by approving one specific transaction.

     f) Subject to the Companies law, a general notice given to the Board of Directors by an officer or an entity controlling the Company, concerning their personal interest in a certain entity, specifying such personal interest, shall be deemed as the revelation by such officer or controlling entity to the Company of such personal interest, in connection with the entrance into a transaction which is not irregular with any such entity.

45.  ALTERNATE DIRECTORS

     a) A Director may, by written notice to the Company given in the manner set forth in Article 45(b) below, appoint any individual (whether or not such person is then a member of the Board of directors) as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. The appointment of an Alternate Director shall be subject to the consent of the Board of Directors if the appointee is not then a member of the Board of Directors. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time concurrent with the term of the appointing Director.

     b) Any notice to the Company pursuant to Article 45(a) shall be given in person to, or by sending the same by mail to the attention of the General Manager of the Company at the principal office of the Company or to such other person or place as the Board of Directors shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company (at the place as aforesaid), whichever is later, subject to the consent of the Board of Directors if the appointee is not then a member of the Board of Directors, in which case the notice will be effective as of the date of such consent.

     c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and (ii) that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present, and (iii) hat the Alternate Director is not entitled to remuneration.

     d) Any natural person, whether or not he or she be a member of the Board of Directors, may act as an Alternate Director. One person may act as Alternate Director for several Directors, and in such event he or she shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts as Alternate Director. If an Alternate Director is also a Director in his own right, his rights as an Alternate Director shall be in addition to his rights as a Director.

     e) An Alternate Director shall alone be responsible for his or her own acts and defaults, and he or she shall not be deemed the agent of the Director(s) who appointed him.

     f) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 42, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceased to be a Director.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

46.  MEETINGS

     a) The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

     b) Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than two (2) days notice shall be given of any meetings so convened. Notice of any such meeting shall be given to all the Directors and may be given orally, by telephone, in writing or by mail, telex, cablegram or facsimile. Notwithstanding anything to the contrary herein, failure to deliver notice to a director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure of defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid.

47.  QUORUM

     Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of half (50%) of the Directors then in office who are lawfully entitled to participate in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting proceeds to business.

48.  CHAIRMAN OF THE BOARD OF DIRECTORS

     The Board of Directors may from time to time, elect one of its members to be the Chairman of the Board of Directors, and another of its members as Co-Chairman, remove such Chairman and Co-Chairman from office and appoint others in their place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting or if he is unwilling to take the chair, the Co-Chairman shall preside. If both the Chairman and the Co-Chairman are not present within such fifteen (15) minutes or are unwilling to take the chair the Directors present shall choose one of their number to be the Chairman of such meeting.

49.  VALIDITY OF ACTS DESPITE DEFECTS

     All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

                      CHIEF EXECUTIVE OFFICER AND PRESIDENT

50.  CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer or Officers, General Manager or Managers, or President of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Unless otherwise determined by the Board of Directors, the Chief Executive Officer(s) shall have authority with respect of the management of the Company in the ordinary course of business. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

                                     MINUTES

51.  MINUTES

     a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose, and shall be held by the Company at its principal place of office or its Registered Office or such other place as shall have been determined by the Board of Directors. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

     b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

                                    DIVIDENDS

52.  DECLARATION OF DIVIDENDS

     The Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company. The final dividend in respect of any fiscal year shall be proposed by the Board of Directors and shall be payable only after the same has been approved by Ordinary Resolution of the Company, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend theretofore declared and paid. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

53.  FUNDS AVAILABLE FOR PAYMENT OF DIVIDEND

     The Company may pay dividends subject to and according to the provisions of the Companies Law.

54.  AMOUNT PAYABLE BY WAY OF DIVIDENDS

     Subject to the provisions of these Articles and subject to any rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, the profits of the Company which shall be declared as dividends shall be distributed according to the proportion of the nominal value paid up on account of the shares held at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value, if any. No amount paid or credited as paid on a share in advance of calls shall be treated for purposes of this Article as paid on a share.

55.  INTEREST

     No dividend shall carry interest as against the Company.

56.  PAYMENT IN SPECIE

     Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, the Company (i) may cause any monies, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the basis that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company, which shall be distributed accordingly or in payment, in full or in part, of the uncalled liability on all issued shares or debentures or debenture stock if such liability exists, on a pro rata basis, and (ii) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum. In case of a stock dividend, holders of each class of shares can receive shares of one class whether such class existed prior thereto or was created therefor or shares of the same class which conferred upon the holder the right to receive such dividend.

57.  MPLEMENTATION OF POWERS UNDER ARTICLE 56

     For the purpose of giving full effect to any resolution under Article 56, and without derogating from the provisions of Article 7(b) hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the basis of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Section 291 of the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Section 291 of the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

58.  DIVIDEND ON UNPAID SHARES

     Without derogation from Article 54 hereof, the Board of Directors may give an instruction which shall prevent the distribution of a dividend to the registered holders of share the full nominal amount of which has not been paid up.

59.  RETENTION OF DIVIDENDS

     a) The Board of Directors may retain any dividend or other monies payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

     b) The Board of Directors may retain any dividend or other monies payable or property distributable in respect of a share in respect of which any person is, under Article 21 or 22, entitled to become a member, or which any person, is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

60.  UNCLAIMED DIVIDENDS

     All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other moneys shall be, if claimed, paid to a person entitled thereto.

61.  MECHANICS OF PAYMENT

     The Board of Directors may fix the mechanics for payment of dividends as it deems fit. However, if nothing to the contrary in the resolution of the Board of Directors, then all dividends or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of Members or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 21 or 22 hereof, as applicable, or such person's bank account), or to such person and at such other address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

62.  RECEIPT FROM A JOINT HOLDER

     If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

                                    ACCOUNTS

63.  BOOKS OF ACCOUNT

     The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

64.  AUDIT

     At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

65.  AUDITORS

     The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

                                BRANCH REGISTERS

66.  BRANCH REGISTERS

     Subject to and in accordance with the provisions of Sections 138 to 139, inclusive, of the Companies Law and to all orders and regulation issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

                             INDEMNITY AND INSURANCE

67.  INDEMNITY AND INSURANCE

     a) Subject to the provisions of the Companies Ordinance, the Company may enter into a contract for the insurance of the Liability, in whole or in part, of any of its Office Holders with respect to: (i) a breach of his duty of care to the Company or to another person; (ii) a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that his act would not prejudice the interests of the Company; or (iii) a financial liability imposed upon him in favor of another person in respect of an act performed by him in his capacity as an Office Holder of the Company.

     b) The Company may indemnify an Office Holder against: (i) a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court in respect of an act performed in his capacity as an Office Holder of the Company, and (ii) reasonable litigation expenses, including attorneys' fees, expended by such Office Holder or charged to him by a court, in proceedings instituted against him by the Company or on its behalf or by another person, or in a criminal charge, from which he was acquitted, all in respect of an act performed in his capacity as an Office Holder of the Company, and (iii) liabilities, obligations and expenses in respect of which in the future the Company may be legally permitted to indemnify under the Companies Ordinance.

     c) The Company may indemnify an Office Holder in accordance with the provisions of article 67(b) for any liabilities and/or expenses incurred by such an Office Holder. Such indemnification shall include reasonable litigation expenses, as specified in Article 67(b) above, that were incurred by or charged to such an Office Holder if convicted in a criminal charge for an offense that does not require the proof of criminal thought. In addition to the above, the Company may also undertake to indemnify such an Office Holder in advance, forliabilities and/or expenses that were not yet incurred, provided that such a commitment shall be restricted to types of events that in the opinion of the Board of Directors can be foreseen at the time that the commitment is made and to an amount that the Board of Directors deems reasonable, in view of the circumstances. Such indemnification may include any other liability or event permitted by any applicable law.

     d) The Company may release an Office Holder in advance from liability -whether totally or partially - for damages arising from the breach of the duty of such an Office Holder to act with due skill and care towards the Company.

     e) Subject to the Companies law - the Company may indemnify any employee of the Company who is not an Office Holder of the Company, from any liability or expense imposed on such an employee in his capacity as an employee of the Company, while defending from any litigation, whether criminal or civil, that resulted, accordingly, by an acquittal or a judgment in the employee's favor.

     f) The company may commit to indemnify such an employee, including in advance, for any financial liability imposed on such an employee in favor of another person in respect of an act performed bona fide in his capacity as an employee of the Company.

     g) Subject to the Companies Law, these Articles of Association shall not limit the Company in any way from entering into a contract for the insurance, or the granting of exemptions or indemnification (i) in connection with an Office Holder in the Company or any person designated by the Company to serve as a director in another company in which the Company has any interest or holds shares, directly or indirectly ("a Director In Another Company"), to the extent that the insurance, exemption or indemnification are not forbidden by any applicable law, and (ii) in connection with whoever is not an Office Holder in the Company or a Director In Another Company, including but not limited to, employees, contractors and consultants.

                                   WINDING UP

68.  WINDING UP

     If the Company is wound up, then subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the respective holdings of the shares in respect of which such distribution is being made.

                      RIGHTS OF SIGNATURE, STAMP, AND SEAL

69.  RIGHTS OF SIGNATURE, STAMP, AND SEAL

     a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

     b) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

     c) The Company may exercise the powers conferred by Section 102 of the Companies Law regarding a seal for use abroad, and such powers shall be vested in the Board of Directors.

                                     NOTICES

70.  NOTICES

     a) Any written notice or other document may be served by the Company upon any member either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such member at his address as described in the Register of Members. Any written notice or other document may be served by any member upon the Company by tendering the same in person to the Secretary or the General Manager or Chief Executive Officer of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at it Registered Address. Any such notice or other document shall be deemed to have been served five (5) business days after it has been posted (7) business days if posted internationally), or when actually tendered in person, to such member (or to the Secretary or the General Manager). Notice sent by cablegram, telex, or facsimile shall be deemed to have been served two business days after the notice is sent to the addressee, or when in fact received, whichever is earlier, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 70(a).

     b) All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

     c) Any member whose address is not described in the Register of Members, and who shall not have designated in writing delivered to the Company an address for the receipt of notices, shall not be entitled to receive any notice from the Company.